Exhibit 77Q1(a)

CREDIT SUISSE CAPITAL APPRECIATION FUND
Certificate of Amendment
The undersigned, being the Vice President and Secretary of Credit Suisse Capital Appreciation Fund, a trust with transferable shares of the type commonly called a Massachusetts business trust
(the "Trust"), DOES HEREBY CERTIFY that, pursuant to the
authority conferred upon the Trustees of the Trust by Section
9.3 of the Agreement and Declaration of Trust, dated January 20,
1987, as amended to date (as so amended, the "Declaration"), and by the affirmative vote of a majority of the Trustees at a meeting duly called and held on September 25, 2006, the first sentence of Section 1.1 of the Declaration is hereby amended to read as in its entirety as follows:
The name of the Trust shall be "Credit Suisse Large Cap Growth
Fund" effective as of December 1, 2006, and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name,
which name (and the word "Trust" wherever used in this Agreement and Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees in their capacity as Trustees, and not individually or personally,and shall not refer to the officers, agents or employees of the Trust or of such Trustees, or to the holders of the Shares of Beneficial Interest of the Trust, of
any Series.
IN WITNESS WHEREOF, the undersigned has set his hand and seal this 17th day of November, 2006.
/s/J. Kevin Gao
Vice President and Secretary
ACKNOWLEDGMENT
STATE OF New York             )
                              ) ss.
COUNTY OF New York            )
November 17, 2006
      Then personally appeared the above-named J. Kevin Gao
and acknowledged the foregoing instrument to be his free act and deed.
      Before me,
/s/Karen A. Regan
Notary Public
My commission expires: 12/22/09
KAREN A. REGAN
Notary Public, State of New York
No. 01RE6000715
Qualified in New York County
Commission Expires Dec 22, 2009

Amendment to the By-Laws
of
Credit Suisse Capital Appreciation Fund

Pursuant to Article VIII of the By-Laws of Credit Suisse Capital
Appreciation Fund, the name has changed to Credit Suisse Large
Cap Growth Fund

Dated the 1st of December, 2006